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                                                                    EXHIBIT 23.3


               [Wilson Sonsini Goodrich & Rosati, P.C. Letterhead]

                                January 24, 2003


Infosys Technologies Limited
Electronics City, Hosur Road
Bangalore, Karnataka, India 561 229

              Re: Infosys Technologies Limited Registration Statement on
                  Form F-3

              We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included as a part of the Registration Statement and any amendments thereto.



                                      /s/ WILSON SONSINI GOODRICH & ROSATI, P.C.

                                      WILSON SONSINI GOODRICH & ROSATI
                                      Professional Corporation